EXHIBIT 10.1
EXECUTION

ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption Agreement (this “Assignment”) is dated as of September 29, 2017 but effective as of October 1, 2017 (the “Effective Date”) and is entered into by and among BP Energy Company, a Delaware corporation (“BPEC”), Westmoreland Energy, LLC, a Delaware limited liability company (“WE”), Westmoreland Partners, a Virginia partnership (“WP”) and Virginia Electric and Power Company, a Virginia public service corporation (“VEPCO”). Each of BPEC, WE, WP and VEPCO are a “Party” and are, collectively, the “Parties.”
RECITALS
WHEREAS, BPEC and WE are parties to that certain ISDA Master Agreement, including the Schedule and Credit Support Annex thereto (the “ISDA Master”) and those certain confirmations for Firm LD Power as defined in the ISDA Master) dated March 27, 2014 and as amended June 16, 2014 (such confirmations are the “BP Contracts”);
WHEREAS, WP and VEPCO are parties to that certain Amended and Restated Substitute Energy Purchase Agreement dated as of September 25, 2017 but effective as of the Effective Date, a copy of which is set forth on Exhibit A hereto (the “PPA”), whereby VEPCO purchases energy from WP on the terms and conditions set forth therein;
WHEREAS, WP originally intended to supply the energy requirements of the PPA with generation that it owned;
WHEREAS, due to pricing, it became more efficient for WP to meet its requirements to supply VEPCO with energy from the market instead of from its owned generation;
WHEREAS, in order to take advantage of the efficiencies, WE, as a parent of WP and for the benefit of WP, entered into the BP Contracts; and
WHEREAS, it has now become more efficient for both WP and WE to assign the PPA to BP on the terms and conditions set forth herein and to cancel and terminate the BP Contracts.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein and the WE Payment (as hereafter defined), the Parties hereby agrees as follows:
1.PPA Assignment. Effective as of the Effective Date:

a.	On the terms and conditions set forth in this Agreement, WP hereby assigns, transfers and sets over to BPEC the PPA and VEPCO hereby acknowledges and accepts such assignment and transfer;

b.
With respect to the foregoing assignment, BPEC and VEPCO each undertake and assume the liabilities and obligations towards the other and acquire the rights against each other set forth in the PPA, whether such liabilities, obligations, or rights arose before, on, or after the Effective Date;

c.
WP and VEPCO are each released and discharged from all obligations to each other with respect to the PPA and their respective rights against each other thereunder are cancelled, whether such obligations or rights arose before, on, or after the Effective Date; provided, however, that such release and discharge of VEPCO shall not affect any rights of BPEC pursuant to subsection (b), above, and such release and discharge of WP shall not affect any rights of VEPCO against BPEC to pursuant to subsection (b), above; and

d.
In connection with this Assignment and the PPA, VEPCO and BPEC agree and acknowledge that the PPA constitutes a Commodity Trade Option as defined by the CFTC. As of the date hereof, (i) the party that is the offeree represents that it is: (a) a producer, processor, commercial user of, or a merchant handling, the commodity that is the subject of the Commodity Trade Option, or the products or by-products thereof; and (b) entering into the Commodity Trade Option solely for purposes related to its business as such; and (ii) each party represents to the other that the Commodity Trade Option, if exercised, contains a binding obligation for immediate or deferred shipment or delivery of the subject commodity; and (iii) VEPCO agrees that it will notify BPEC of any (1) assignment, merger, novation or other transfer of the PPA, whether by operation or law or otherwise and however effectuated or (2) change to the legal entity identifier of VEPCO, in each case no later than 10 a.m. on the second business day following the day on which such event occurs.

2.PPA Amendments.

a.
All payments to be made by VEPCO to BPEC under the PPA shall be made pursuant to the terms and conditions of the PPA but shall be directed to the following BPEC account: JP Morgan Chase Bank, NA, ABA: [XXXXXXXX], Account Number: [XXXXXXXX], or to such other account as BPEC may from time to time specify in writing to VEPCO. All other notices, including scheduling, shall be directed to BPEC or VEPCO, as applicable, in accordance with Article 3 (Notices) of the PPA, at the “Address for Notices” specified below its name on the signature pages hereof or to such other address as may be designated by either BPEC or VEPCO in a notice to each other party. The notice addresses for BPEC and VEPCO on the signature pages hereof shall replace the addresses in Section 3.2 of the PPA.

b.	Pursuant to Section 11.2 of the PPA, VEPCO hereby agrees to accept a parent guaranty from BP Corporation North America Inc. in connection with BPEC’s obligations to post security under the PPA.
3.Termination of BP Contracts. Effective as of the Effective Date:

a.
On the terms and conditions set forth in this Agreement and in exchange for a payment of $10,130,533.00 from WE to BPEC (the “WE Payment”), the BP Contracts are cancelled, terminated and of no further force and effect; provided, however, that any rights, liabilities or obligations of WE or BPEC with respect to payments or other obligations due and payable or due to be performed on or prior to the Effective Date shall remain with WE or BPEC, as applicable;

b.
WE and BPEC are each released and discharged from further obligations to each other with respect to the BP Contracts and their respective rights against each other thereunder are cancelled; provided, however, that such release and discharge shall not affect any rights, liabilities or obligations of WE or BPEC with respect to payments or other obligations due and payable or due to be performed on or prior to the Effective Date, and all such payments and obligations shall be paid or performed by WE or BPEC in accordance with the terms of the BP Contracts; and

c.
WE acknowledges that BPEC is holding Eligible Collateral, as defined in the ISDA Master, in connection with WE’s obligations under the Master Agreement in the amount of $27,200,000.00, $22,200,000.00 in the form of cash and $5,000,000.00 in the form of letters of credit (the “Collateral Amount”) and WE hereby authorizes, consents and agrees that BPEC may, without further action or approval on the part of WE, setoff the amount of the WE Payment from the Collateral Amount;

d.
In addition to the setoff of the WE Payment, WE hereby authorizes, consents and agrees that BPEC may setoff $5,911,200.00 of the Collateral Amount to satisfy WE’s payment or other obligations due and payable or due to be performed on or prior to the Effective Date (the “Final Payment”);

e.
BPEC hereby covenants that, within three (3) business days after the Effective Date, it shall transfer all of the remaining Collateral Amount in its possession (net of the WE Payment and the Final Payment) and release the letter of credit to WE pursuant to the provisions for returning collateral contained in the Master Agreement; provided that nothing contained herein shall limit BPEC’s rights to the Exposure Amount pursuant to the ISDA Master.

4.Representations and Warranties.

a.	Each Party hereby represents and warrants that as of the date hereof:

i.	such Party is duly organized and validly existing and in good standing under the laws of the state of its formation;

ii.	such Party has the full power, authority and legal right to execute, deliver and perform its obligations hereunder;

iii.
this Assignment has been duly executed and delivered by such Party and constitutes the legal, valid and binding obligations of the Party, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally;

iv.
the execution, delivery and performance of this Assignment by such Party does not violate any provision of any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

v.
no authorization of any governmental authority, including without limitation any public utility commission or similar authority, is required for the execution, delivery or performance of this Assignment; and

vi.
there is no action, suit or proceeding at law or in equity by or before any governmental authority, arbitral tribunal or other body now pending or, to the knowledge of such Party, threatened against or affecting such Party or any of its properties, rights or assets which is likely to affect its ability to perform its obligations hereunder or that is likely to affect the validity or enforceability hereof.

b.	Additional Representations of WP and VEPCO. In addition to the foregoing, each of WP and VEPCO hereby represents and warrants that:

i.	Exhibit A contains a true, correct and complete copy of the PPA and the PPA has not been amended, modified or supplemented, and no changes, amendments or modifications have been proposed;

ii.
solely with respect to itself and its own performance, the PPA is in full force and effect and there have been and are no events of default or events that, with the passage of time or the giving of notice, would be an event of default under the PPA and no default would occur as a result of entering into or performing its obligations under this Assignment;

iii.
to its knowledge with respect to the other party to the PPA and such other party’s performance, there have been and are no events of default or events that, with the passage of time or the giving of notice, would be an event of default under the PPA and no default would occur as a result of entering into or performing its obligations under this Assignment; and

iv.
it has not previously transferred or assigned the PPA or any interest or obligation therein and, to its knowledge, the other party to the PPA has not previously transferred or assigned the PPA or any interest or obligation therein.

c.	Additional Representations of WP. In addition to the foregoing, WP hereby represents and warrants that:

i.	it has taken all actions, including all actions pursuant to its governing documents, necessary with respect to this Assignment and the performance of its respective obligations hereunder; and

ii.	the assignment of the PPA, on the terms set forth herein, represents substantial value to WP.

d.	Additional Representations of WE. In addition to the foregoing, WE hereby represents and warrants that:

i.	the WE Payment is a reasonable estimation of the value of the BP Contracts given the assignment of the PPA to BPEC as set forth herein;

ii.	it has taken all actions, including all actions pursuant to its governing documents, necessary with respect to this Assignment and the performance of its respective obligations hereunder;

iii.
as a parent of WP, it has taken all actions, including all actions pursuant to the governing documents of WP, necessary to cause WP to perform its obligations with respect to this Assignment and the performance of its respective obligations hereunder.

5.Miscellaneous.

a.	This Assignment may be amended or modified only by an instrument in writing signed by each of the Parties hereto.

b.
This Assignment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument and any of the Parties hereto may execute this Assignment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Assignment by facsimile transmission or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment.

c.	Headings appearing herein are used solely for convenience and are not intended to affect the interpretation of any provision of this Assignment.

d.
This Assignment shall be interpreted, construed and governed by the laws of the Commonwealth of Virginia without regard to its conflict of law rules. The Parties hereby submit to the jurisdiction of courts located in, and venue is hereby stipulated to be in, Richmond, Virginia.

IN WITNESS WHEREOF, each of the undersigned by its officer duly authorized has caused this Assignment to be duly executed and delivered as of the date first above here written.
BP ENERGY COMPANY

By:	/s/ Rob Gorski Name: Rob Gorski Title: BPEC VP

Address for Notices:

BP Energy Company
201 Helios Way
Houston, Texas 77079
Attention: Contract Services
Facsimile No.: (713) 323-0203
Telephone No.: (713) 323-2000

Address for Scheduling:

Brad Carr
BP Energy Company
201 Helios Way, Houston, TX 77079
Telephone: 713.323.7649
Email: Bradford.Carr@bp.com

or

Chris Cuneo
BP Energy Company
201 Helios Way, Houston, TX 77079
Telephone: 713.323.4264
Email: Christopher.Cuneo@bp.com

Accepted and Agreed:
WESTMORELAND ENERGY, LLC

By:    _/s/ Jennifer S. Grafton____________
Name: Jennifer S. Grafton
Title: Manager

Address for Notices:

Westmoreland Energy, LLC
9540 S. Maroon Circle, Suite 300
Englewood, CO 80112
Attention: Legal
legal@westmoreland.com
Phone: (303) 922-6463

Accepted and Agreed:
WESTMORELAND PARTNERS

By: Its General Partners
WESTMORELAND-ROANOKE VALLEY, L.P., a Delaware limited partnership
By: WEI Roanoke Valley, Inc.
By:    _/s/ Jennifer S. Grafton______
    Name: Jennifer S. Grafton
    Title: Director
AND:
WESTMORELAND NORTH CAROLINA POWER, LLC, a Virginia limited liability company
By:    _/s/ Jennifer S. Grafton______
    Name: Jennifer S. Grafton
    Title: Manager
Address for Notices:

Westmoreland Partners
9540 S. Maroon Circle, Suite 300
Englewood, CO 80112
Attention: Legal
legal@westmoreland.com
Phone: (303) 922-6463

Accepted and Agreed:
VIRGINIA ELECTRIC AND POWER COMPANY

By _/s/ J. Scott Gaskill______________
Name: J. Scott Gaskill
Title: Authorized Representative

Address for Notices:

Dominion Energy North Carolina
5000 Dominion Boulevard
Glen Allen, Virginia 23060
Attn: Director – Power Contracts
Email: PowerContracts@dominionenergy.com

Address for Scheduling:

Dominion Energy North Carolina
5000 Dominion Boulevard
Glen Allen, Virginia 23060
Attn: Scheduler - ROVA Substitute Energy
Email: ROVA_SchedulingSubstituteEnergy@dominionenergy.com

EXHIBIT A
[The Substitute Energy Purchase Agreement to be attached hereto is filed as Exhibit 10.2 to the Westmoreland Coal Company 10-Q for the quarter ended September 30, 2017 and incorporated herein by reference]

[Signature Page to Assignment]